AMENDMENT NO. 1 TO
SENIOR EXECUTIVE RETIREMENT AGREEMENT

This is Amendment No. 1 (this "Amendment"), effective as of July 1, 2025, to the Senior Executive Retirement Agreement by and between Crown Holdings, Inc. ("Crown") and Djalma Novaes, Jr. (the "Participant"), dated December 31, 2014 (the "Agreement").

Background

WHEREAS, the Agreement sets forth the terms and conditions under which the Participant participates in the Crown Senior Executive Retirement Plan, as amended and restated January 1, 2008; and

WHEREAS, Crown and the Participant desire to amend the Agreement as hereinafter set fo1th.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, Crown and the Participant, intending to be legally bound, hereby agree as follows:

Terms

1.Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

"3. Normal Retirement Benefit. The Participant has been designated as a Group C Participant and shall be entitled to a Retirement Benefit calculated in accordance with the applicable provision of Section 3.1 of the Plan. For purposes of calculating the Participant's Retirement Benefit under Section 3.1.2 of the Plan, item "A" Participant's Years of Service shall be determined by taking into account the Participant's service after the Participant reaches his Normal Retirement Date. In addition to the offsets specified in Article III of the Plan, the Participant's Retirement Benefit shall be calculated with an offset for the amount of any employer funded benefit earned by the Participant under any other retirement plan (other than the Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan) sponsored by the Company or its subsidiaries, whether domestic or foreign."

2.Except as expressly modified herein, the Agreement is hereby ratified and affirmed in its entirety.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

CROWN HOLDINGS, INC.

/s/ Timothy J. Donahue
Timothy J. Donahue
President and Chief Executive Officer

PARTICIPANT

/s/ Djalma Novaes, Jr.
Djalma Novaes, Jr.

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